                               POWER OF ATTORNEY

     Know all by these  presents,  that the undersigned  hereby  constitutes and appoints Walter Amaral and Dennis  Bencala,  the  undersigned's  true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or more than 10% stockholder of SiRF Technology
     Holdings,  Inc.  (the  "Company"),  Forms 3, 4 and 5 (including  amendments thereto)  with respect to  securities  of the Company) in  accordance  with section  16(a)  of the  Securities  Exchange  Act of  1934  and  the  rules thereunder;

(2)  do and perform any and all acts for and on behalf of the undersigned  which may be necessary or desirable to complete and execute any such Form 3, 4 or
     5 (or amendments thereto), and timely file such form with the United States
     Securities  and  Exchange  Commission  and any stock  exchange  or  similar authority; and

(3)  take  any  other  action  of any type  whatsoever  in  connection  with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally  required by, the  undersigned,  in connection  with filing such Form 3, 4 or 5, it being  understood  that the documents  executed by such  attorney-in-fact  on behalf of the undersigned pursuant to this Power of Attorney  shall be in such form and shall contain such terms and  conditions  as such  attorney-in-fact  may  approve in such attorney-in-fact's discretion.

     The  undersigned  hereby  grants to such  attorney-in-fact  full  power and authority  to do and perform any and every act and thing  whatsoever  requisite, necessary,  or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally  present,  with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue  of this  power of  attorney  and the  rights  and
powers  herein  granted.   The  undersigned   acknowledges  that  the  foregoing
attorney-in-fact, in serving in such capacity at the request of the undersigned, is not  assuming,  nor  is  the  Company  assuming,  any  of  the  undersigned's responsibilities  to comply with  section 16 of the  Securities  Exchange Act of
1934,  and that this Power of Attorney  does not relieve  the  undersigned  from responsibility  for  compliance  with the  undersigned's  obligations  under the
Exchange Act. The undersigned  further  acknowledges that this Power of Attorney authorizes,  but does not require, the attorney-in-fact to act in his discretion on  information  provided  to  him  without  independent  verification  of  such information.

     This Power of  Attorney  shall  remain in full  force and effect  until the undersigned  is no longer  required to file Forms 3, 4 and 5 with respect to the undersigned's  holdings of and transactions in securities issued by the Company, unless earlier revoked by the  undersigned in a signed writing  delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of April, 2004.

                                                              /s/ Sam Srinivasan
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                                                                  Signature

                                                                  Sam Srinivasan
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